UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 4 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

OXFORD NORTHEAST LTD.

(Exact name of registrant as specified in its charter)

New York	5900	83-1567259
(State or Other Jurisdiction	(Primary Standard Industrial	(I.R.S. Employer
of Incorporation or Organization)	Classification Number)	Identification No.)

400 Rella Drive # 165, Suffern, New York 10901

(Address of Principal Executive Offices) (Zip Code)

888-813-7289

(Registrant’s telephone number, including area code)

Samuel Eisenberg

400 Rella Drive # 165

Suffern, New York 10901

Phone: 888-813-7289

(Name, Address, Including Zip Code and Telephone Number,

Including Area Code, of Agent for Service)

WITH COPIES OF ALL CORRESPONDENCE TO:

Andrea I. Weinstein, Esq.

Schonfeld & Weinstein, L.L.P.

520 White Pains Road, Suite 500

Tarrytown, New York 10591

Phone: (212) 344-1600

Fax: (347) 491-4369

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is filed to register securities for an offering to be made on a continuous or delayed basis pursuant to Rule 415 under the Securities Act, please check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filed or a smaller reporting company.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller Reporting Company	☒
		Emerging growth Company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price per share	Proposed Maximum Aggregate Offering Price	Amount of Registration fee

Common Stock, par value $0.0001	1,200,000	$1.50	$1,800,000	$218.16

The proposed maximum offering price per share and the proposed maximum aggregate offering price have been estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rules 457(c) under the Securities Act of 1933 on the basis of the most recent private sale price of the Company’s common stock.

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-229710) is being filed solely for the purpose of re-filing Exhibit 5.1. The rest of the Registration Statement remains unchanged.

PART I - INFORMATION REQUIRED IN PROSPECTUS	Registration No. 333-________

The information in this Prospectus is not complete and may be changed. These securities may not be sold until the Registration Statement filed with the U.S. Securities and Exchange Commission is effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED ____, 2019

PRELIMINARY PROSPECTUS

OXFORD NORTHEAST LTD.

1,200,000 SHARES OF

COMMON STOCK

Oxford Northeast Ltd. (the “Company” or “ONL”) is offering up to 1,200,000 shares of its common stock, $.0001 par value (the “Common Stock”) through this prospectus (the “Prospectus”) at $1.50 per share. There is no minimum offering; offering proceeds will not be held in an escrow, trust or similar account and, instead, will be made available to the Company immediately. As a result, investors may see their investments in the Company spent without our being able to effectuate our business plan. Our shares are currently not quoted on the OTC-QB or other exchange or quotation service and, there can be no assurance that an active trading market for our shares will develop, or, if developed, that it will be sustained. In the absence of a trading market or an inactive trading market, investors may be unable to liquidate their investment or make any profit from the investment.

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING "RISK FACTORS" BEGINNING ON PAGE 5.

We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and no operations to date. Because we are a shell company, the Rule 144 safe harbor is not available for the resale of any restricted securities issued by us in any subsequent unregistered offering.

We are an “emerging growth company” under the Federal securities laws and will be subject to reduced public company reporting requirements. An investment in our common stock may be considered speculative and involves a high degree of risk, including the risk of a substantial loss of your investment.  See “Risk Factors” beginning on page 5 to read about the risks you should consider before buying shares of our common stock.  An investment in our common stock is not suitable for all investors.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this Prospectus. Any representation to the contrary is a criminal offense.

You should rely only on the information contained in this Prospectus and the information we have referred you to. We have not authorized any person to provide you with any information about this Offering, the Company, or the shares of our Common Stock offered hereby that is different from the information included in this Prospectus. If anyone provides you with different information, you should not rely on it.

The date of this Prospectus is _____

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A CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This Prospectus contains forward-looking statements which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may", "should", "expects", "plans", "anticipates", "believes", "estimates", "predicts", "potential" or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein.

PROSPECTUS SUMMARY

This summary highlights those aspects of the Offering that are most significant. This information is also contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including "Risk Factors", "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements, before making an investment decision. In this Prospectus, the "Company," "we," "us," and "our" refer to Oxford Northeast Ltd. unless the context otherwise requires. The term "fiscal year" refers to our fiscal year ended September 30. Unless otherwise indicated the term "Common Stock" refers to shares of the Company's common stock.

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ABOUT OUR COMPANY

We are a New York corporation incorporated on August 10, 2018. We have not yet begun operations. We have recently purchased Zero Vacancy, which is technology designed to allow us to introduce landlords willing to rent properties at a discounted rate and individuals looking to rent residential properties. The technology is currently being tested, and we expect it to be ready for use by July 2019. Our plan is to launch this technology with a focus on the East Coast – from New York to Florida.

Our principal offices are currently located at 400 Rella Drive #165, Suffern, New York 10901. Our telephone number is 888-813-7289.

TERMS OF THE OFFERING

We are offering up to 1,200,000 shares of our Common Stock at $1.50 per share on a best efforts basis. There are currently 10,000,000 shares of common stock outstanding. Our common stock is not currently traded on our exchange or listing service, and there is no assurance that a trading market will develop, or, if developed, that it will be sustained. Consequently, a purchaser of the Common Stock may find it difficult to resell the securities offered herein should the purchaser desire to do so.

The Offering

Securities Being Offered:	Up to 1,200,000 shares of Common Stock.

Terms of the Offering:	We are offering 1,200,000 shares of Common Stock at $1.50 per share on a best efforts basis. This Offering will close the earlier of (a) one hundred twenty (120) days from the date of the Prospectus or (b) upon closing on the entire offering of 1,200,000 shares. There is no minimum offering; funds will not be held in escrow, but instead, will be released to the Company as the Common Stock is sold.

Securities Issued and to be Issued	10,000,000 shares of our Common Stock are issued and outstanding as of the date of this Prospectus. In the event the entire Offering is sold, we will have 11,200,000 shares of our Common Stock issued and outstanding.

Use of proceeds	We intend to use the proceeds of this Offering for marketing, advertising, and for general working capital.

Risk Factors	You should carefully consider the information set forth in this Prospectus and, in particular, the specific factors set forth in the “Risk Factors” section beginning on page 5 of this Prospectus before deciding whether or not to invest in our Common Stock.

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SUMMARY FINANCIAL DATA

The following summary financial data should be read in conjunction with "Management's Discussion and Analysis," "Plan of Operation" and the “Financial Statements” and Notes thereto, included elsewhere in this Prospectus.

March 31, 2019
Balance Sheet Data

Cash and equivalents	$35,603
Prepaid expenses and other current assets	5,700
Total current assets	41,303

Capitalized software costs	200,000
Property and equipment, net	3,783
Total Assets	$245,086

Total current liabilities	$294,821

Total Liabilities	$294,821

For the Period of Inception August 10, 2018 Through March 31, 2019
Revenues- Net	$0
Total costs and expenses	$50,735
Other Income (Expense)	$0
Income Tax Provision (Benefit)	$0
Net Income (Loss)	$(50,735)
Net Income (loss) per share - basic	$0.00
Net income (loss) per share - diluted	$0.00

RISK FACTORS

All parties and individuals reviewing this Prospectus and considering us as an investment should be aware of the financial risk involved. When deciding whether to invest or not, careful review of the risk factors set forth herein and consideration of forward-looking statements contained in this Registration Statement should be adhered to. Prospective investors should be aware of the difficulties encountered as we face all the risks, including competition and the need for additional working capital. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

You should read the following risk factors carefully before purchasing our Common Stock.

RISK FACTORS RELATING TO OUR COMPANY

1. WE HAVE NO SALES REVENUE AND CANNOT PREDICT WHEN, OR IF, WE WILL HAVE SALES REVENUE.

We are a newly formed company and as of the date of this Prospectus, have had no sales. We intend to use the proceeds of this Offering for working capital and to advertise and market the Zero Vacancy app, which, as of the date of this prospectus, is still being tested The Zero Vacancy app is being developed by Devoe Creative Corp. The president of Devoe Creative Corp. is Zev Eisenberg, the son Samuel Eisenberg, the Chief Executive Officer and Chief Financial Officer of this Company. While we anticipate that this technology should be ready to launch by July 2019, there is no such guarantee. Further, we cannot guarantee when, if at all, our marketing of Zero Vacancy will translate into sales revenues. And even if we start achieving revenue, there is no guarantee we will generate a profit.

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2. WE MAY REQUIRE ADDITIONAL FUNDING IN THE FUTURE AND THERE IS NO GUARANTEE THAT WE WILL BE ABLE TO DO SO ON TERMS THAT ARE ACCEPTABLE TO US, IF AT ALL.

Because we have no history of operations, we believe we might require additional funding in the future. If we cannot obtain capital through financings or otherwise, our ability to grow our business may be greatly limited. We are seeking to raise up to $1,800,000 in this offering, but there is no guarantee we will be successful. In the event we require additional funds, we will attempt to engage in another securities offering of either equity or debt. Debt financing could lead to a diversion of cash flow to satisfy debt-servicing obligations and create restrictions on business operations. If we are unable to raise additional funds, it could have a material adverse effect upon our operations. If we need to finance our operations through the issuance of our securities, the issuance of additional securities will dilute the ownership of existing shareholders.

 3. WE ARE A NEW COMPANY AND WE MAY LACK THE FINANCIAL STABILITY REQUIRED TO CONTINUE OPERATIONS ONCE THEY COMMENCE.

Our ability to generate revenue primarily depends on our success in marketing and operating the Zero Vacancy app. There is no guarantee that we will be able to do so, or that revenues will continue as we expect, or that we will be profitable.

To the extent that our resources are insufficient to fund our future activities, we may need to raise additional funds through public or private financing. However, additional funding, if needed, may not be available on terms attractive to us, or at all. Our inability to raise capital when needed could have a material adverse effect on our business, operating results and financial condition. If additional funds are raised through the issuance of equity securities, the percentage ownership of our Company by our current shareholders would be diluted.

4. UNTIL WE START GENERATING REVENUE, WE ANTICIPATE THAT OUR CAPITAL REQUIREMENTS WILL BE MET THROUGH FINANCING AND IT IS NOT CERTAIN WE WILL BE ABLE TO FIND FINANCING TO MEET OUR OPERATING REQUIREMENTS.

Because we are a new company, it is difficult for us to determine our monthly or annual operating expenses. Until we start generating revenue, and possibly even after that, we will be dependent on financing to fund our operations as well as other working capital requirements. There can be no assurance that we can raise sufficient capital to meet our future working capital needs.

5. BECAUSE WE DO NOT HAVE AN OPERATING HISTORY ON WHICH AN EVALUATION OF OUR PROSPECTS CAN BE MADE, WE MAY NOT BE ABLE TO EFFECTIVELY MANAGE THE DEMANDS REQUIRED OF A NEW BUSINESS IN THE TECHNOLOGY INDUSTRY.

We are a start-up company and, to date, have no operating history upon which an evaluation of our prospects can be made. There can be no assurance that we will effectively execute our business plan or manage any growth or that our future operating and financial forecast will be met. Future development and operating results will depend on many factors, including access to adequate capital, our ability to identify and enter into agreements with landlords across the United States, our ability to attract users, price competition, and whether we can control costs. Many of these factors are beyond our control. In addition, our future prospects must be considered in light of the risks, expenses, and difficulties frequently encountered in establishing a new business in the technology and real estate industries, both of which are characterized by intense competition.

6. WE MAY NOT BE ABLE TO RAISE SUFFICIENT CAPITAL OR GENERATE ADEQUATE REVENUE TO MEET OUR OBLIGATIONS AND FUND OUR OPERATING EXPENSES.

Failure to raise adequate capital and generate adequate sales revenues to meet our obligations and develop and sustain our operations could result in reducing or ceasing our operations. Additionally, even if we do raise sufficient capital and generate revenues to support our operating expenses, there can be no assurances that the revenue will be sufficient to enable us to develop business to a level where it will generate profits and cash flows from operations. These matters could raise substantial doubt about our ability to continue as a going concern.

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7. THIS OFFERING IS BEING CONDUCTED ON A “BEST EFFORTS” BASIS WITH NO MINIMUM OFFERING; WE CAN NOT GUARANTEE WE WILL BE ABLE TO RAISE FUNDS SUFFICIENT TO IMPLEMENT OUR BUSINESS PLAN.

In this Offering, we are seeking to raise up to $1,800,000. There is no guarantee we will be able to raise that amount. In addition, because there is no minimum offering, we may end up closing the Offering without raising funds sufficient to market and advertise the Zero Vacancy app technology, in which case we will have to readjust our business plan and/or seek to raise additional funds.

8. BECAUSE THERE IS NO MINIMUM OFFERING, FUNDS WILL BE RELEASED TO THE COMPANY AS THE SHARES ARE SOLD. AS A RESULT, INVESTORS MAY LOSE THEIR INVESTMENTS WITHOUT THE COMPANY RAISING ENOUGH TO EXECUTE ITS BUSINESS PLAN.

Funds raised in this Offering will not be placed in an escrow account. Instead, they will be released directly to the Company as Shares are sold. There is nothing stopping the Company from using such funds for working capital or other business-related expenses. In the event that the Company does not raise enough to successfully market the Zero Vacancy app, the Company may still have used investors’ funds for other expenses. This would result in the inability of the Company to return the investments, while still not being able to commence operations.

9. OUR LARGEST SHAREHOLDERS OWN 78% OF OUR VOTING STOCK, AND, AS A RESULT, INVESTORS WILL LIKELY NOT HAVE ANY VOICE IN OUR MANAGEMENT, WHICH COULD RESULT IN DECISIONS ADVERSE TO OUR GENERAL SHAREHOLDERS.

Our three largest shareholders currently have the right to vote approximately 78% of our outstanding Common Stock. As a result, these shareholders would have the ability to control substantially all matters submitted to our shareholders for approval including:

a)	election of our board of directors;

b)	removal of any of our directors;

c)	amendment of our Articles of Incorporation or bylaws; and

d)	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us.

As a result of their ownership and positions, these shareholders have, and will continue to have after completion of the Offering, the ability to influence all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.

10. ECONOMIC CONDITIONS MAY PREVENT US FROM GENERATING SUFFICENT REVENUE TO CONDUCT OUR PROPOSED BUSINESS PLAN.

Our ability to generate or sustain revenues is dependent on a number of factors relating to discretionary consumer spending. These include economic conditions and consumer perceptions of such conditions by consumers, employment, the rate of change in employment, the level of consumers' disposable income and income available for discretionary expenditure, business conditions, interest rates, consumer debt and asset values, availability of credit and levels of taxation for the economy as a whole and in regional and local markets where the Company operates.

In addition, credit and private financing may be difficult to obtain at reasonable rates, if at all. We may be required to obtain additional funding from other sources, including loans and/or private financings. If we are unable to achieve such capital infusions on reasonable terms, if at all, our operations may be negatively affected.

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11. BECAUSE WE ARE A NEW COMPANY, WE MAY LACK THE ABILITY TO RECRUIT SUITABLE CANDIDATES FOR EMPLOYMENT, OR TO ATTRACT THEM TO THE COMPANY SHOULD THEY BE IDENTIFIED.

Because we have no revenues or operating history, we may have difficulty attracting potential employees. In addition, we may be dependent upon skills of individuals with whom we may have little familiarity, and who may not perform as expected.

12. NO MEMBER OF OUR MANAGEMENT TEAM HAS EXPERIENCE WITH TECHNOLOGY.

Our business plan is to market our Zero Vacancy app in various real estate markets throughout the country. Although members of our management team have real estate experience, none have worked in the technology industry. As a result, we will be depending on the app developer and new employees to assist us in navigating this industry.

13. WE WILL FACE A LOT OF COMPETITION IN THE REAL ESTATE RENTAL MARKET.

There are currently many sites and apps that link landlords to potential tenants. Companies such as apartments.com and realtor.com have been around for longer and are likely to be better financed than our company. And while we believe our focus on discounted rents for imperfect apartments is unique, there is no guarantee we will be able to distinguish our company from its competitors in this field.

14. NEW YORK LAW AND OUR ARTICLES OF INCORPORATION MAY PROTECT OUR DIRECTORS FROM CERTAIN TYPES OF LAWSUITS.

New York law provides that our officers and directors will not be liable to us or our stockholders for monetary damages for all but certain types of conduct as officers and directors. Our Bylaws permit us broad indemnification powers to all persons against all damages incurred in connection with our business to the fullest extent provided or allowed by law. The exculpation provisions may have the effect of preventing stockholders from recovering damages against our officers and directors caused by their negligence, poor judgment or other circumstances. The indemnification provisions may require us to use our limited assets to defend our officers and directors against claims, including claims arising out of their negligence, poor judgment, or other circumstances.

15. WE ARE AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012 AND WE CANNOT BE CERTAIN IF THE REDUCED DISCLOSURE REQUIREMENTS APPLICABLE TO EMERGING GROWTH COMPANIES WILL MAKE OUR COMMON STOCK LESS ATTRACTIVE TO INVESTORS.

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

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16. OUR STATUS AS AN “EMERGING GROWTH COMPANY” UNDER THE JOBS ACT OF 2012 MAY MAKE IT MORE DIFFICULT TO RAISE CAPITAL AS AND WHEN WE NEED IT.

Because of the exemptions from various reporting requirements provided to us as an “emerging growth company” and because we will have an extended transition period for complying with new or revised financial accounting standards, we may be less attractive to investors and it may be difficult for us to raise additional capital as and when we need it.  Investors may be unable to compare our business with other companies in our industry if they believe that our financial accounting is not as transparent as other companies in our industry.  If we are unable to raise additional capital as and when we need it, our financial condition and results of operations may be materially and adversely affected.

17. OUR ELECTIONS UNDER THE JOBS ACT MAY RESULT IN OUR FINANCIAL STATEMENTS NOT BEING COMPARABLE WITH THOSE OF OTHER PUBLICLY TRADED COMPANIES.

We have elected to use the extended transaction period for complying with new or revised accounting standards under § 102 (b) (1) of the JOBS Act. This election allows our company to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until these standards apply to private companies. As a result of our election, our financial statements may not be comparable to companies that comply with public company effective dates.

18. FLUCTUATIONS IN RENTAL MARKETS COULD NEGATIVELY IMPACT OUR BUSINESS.

Our business plan is focused on the marketing of apartments with imperfections to potential tenants who might not otherwise be able to afford them. Any increase or decrease in the number of apartments available in a given region, or the increase or decrease in rents being sought prices could decrease the profit we make on our sales. This would have a negative impact on our business.

19. WE CAN NOT PREDICT WHEN, OR IF, OUR ZERO VACANCY APP WILL BE APPROVED BY VARIOUS APP STORES.

The market for apps is competitive. Most apps are sold through online stores such as the Apple App Store or the Google Play Store. Each app store has its own application process which we will have to comply with. While we believe that our Zero Vacancy app will be approved for sale on various app stores, there is no guarantee that it will be. Further, we can not guarantee the timing for acceptance of our app by an app store. We expect that, like most apps, the bulk of our downloads will come through app stores. Thus, a delay in approval would delay any anticipated market acceptance of our Zero Vacancy app.

20. THE DEVELOPER OF THE ZERO VACANCY APP AND OUR PRESIDENT ARE RELATED PARTIES.

Our business plan is dependent on the development and purchase of the Zero Vacancy app. This app was developed by Devoe Creative Corp. The president and sole shareholder of Devoe Creative Corp. is Zev Eisenberg, the son of the Chief Executive Officer and Chief Financial Officer of Oxford Northeast Ltd., Sam Eisenberg. As a result, our purchase of the Zero Vacancy app is not an arm’s length transaction. While we believe that the terms of the agreement entered into by the Company and Devoe Creative Corp., including the price we are paying Devoe for development of the Zero Vacancy app, are fair and reasonable, we can not guarantee that another software developer would have been able to supply us with comparable services for a smaller fee.

21. OUR MANAGEMENT TEAM WILL NOT BE WORKING FULL TIME FOR THE COMPANY

Initially, our management team will continue to work outside of the Company, and will not be devoting their fulltime efforts to the Company. We expect that our officers will each spend approximately 15-20 hours per week on work related to Oxford Northeast. This may result in the Company’s failure to grow as quickly as it might if our officers were working fulltime for the Company. Although management intends to devote more time as the business grows, we can not guarantee that their other business endeavors will permit them to work fulltime at Oxford Northeast.

22. WE WILL BE DEPENDING ON LANDLORDS PROVIDING ACCURATE DESCRIPTIONS OF APARTMENTS

The Zero Vacancy app is being designed to help landlords rent vacant apartments, offices and retail spaces at discounted rates. We intend to enter into agreements with landlords who have vacancies and who are willing to accept lower rent payments for imperfect apartments. While the landlords will have to make representations about the conditions of their apartments, we will not be independently verifying those representations. Potential tenants will be viewing the apartments, and we intend to ask them for feedback as to the condition of the apartments. In the event we are alerted to apartments listed on our app which violate any local or state codes or ordinances, or are in any way be uninhabitable or unsafe, we will delete such listings immediately. However, there is a risk that landlords will not be entirely honest with us or that we will not receive customer feedback before a tenant rents an unsafe apartment or an injury has occurred as a result of structural or other damage to an apartment. In such a case, we may be sued for damages and/or held liable for such injuries. Such an event could result in our having to pay damages. It could also hurt the Company’s reputation which might reduce the number of landlords and potential tenants using our app.

23. ADDITIONAL PRIVATE FINANCING MAY BE DIFFICULT BECAUSE WE ARE A SHELL COMPANY

Because we are a shell company, it will likely be difficult for us to obtain additional financing by way of private offerings of our securities. We are a “shell company” within the meaning of Rule 405, promulgated pursuant to Securities Act, because we have nominal assets and nominal operations. Accordingly, the holders of securities purchased in private offerings of our securities will not be able to rely on the safe harbor from being deemed an underwriter under SEC Rule 144 in order to resell their securities. This will likely make it more difficult for us to attract additional capital through subsequent unregistered offerings since purchasers of securities in such unregistered offerings will be unable to resell their securities in reliance on Rule 144, a safe harbor on which holders of restricted securities usually rely to resell securities.

24. BECAUSE WE ARE A SHELL COMPANY, THERE ARE RESTRICTIONS ON THE TRANSFERABILITY OF UNREGISTERED SHARES.

Oxford Northeast Ltd. is a shell company as defined in Rule 405. Accordingly, there are restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). In addition, we are prevented from registering shares on Form S-8.

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RISKS RELATING TO OUR COMMON SHARES

(1) OUR STOCK IS NOT YET LISTED AND THEREFORE, YOUR INVESTMENT MAY REMAIN ILLIQUID

Upon the Commission’s declaration of effectiveness of this offering, we intend to apply to have our stock listed as either the OTC-QX or OTC-QB. We cannot guarantee that OTC Markets or FINRA will approve our application to have our stock listed, in which case our Shares will remain illiquid.

(2) WE MAY, IN THE FUTURE, ISSUE ADDITIONAL COMMON SHARES, WHICH WOULD REDUCE INVESTORS' OWNERSHIP PERCENTAGE IN THE COMPANY, AND MAY DILUTE OUR SHARE VALUE.

Our Articles of Incorporation authorize the issuance of 50,000,000 shares of Common Stock. The future issuance of Common Stock may result in substantial dilution in the percentage of our Common Stock held by our then-existing shareholders. We may value any Common Stock issued in the future on an arbitrary basis. The issuance of Common Stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors and might have an adverse effect on any trading market for our Common Stock.

(3) PENNY STOCK REGULATION

The Company's Common Stock may be deemed a penny stock. Penny stocks generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

(4) BECAUSE WE DO NOT YET INTEND TO PAY ANY CASH DIVIDENDS ON OUR COMMON STOCK, OUR SHAREHOLDERS WILL NOT BE ABLE TO RECEIVE A RETURN ON THEIR SHARES UNLESS THEY SELL THEM.

Initially, we intend to retain any earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our Common Stock in the foreseeable future. Unless we pay dividends, our shareholders will not be able to receive a return on their shares unless they sell them. There is no assurance that shareholders will be able to sell shares when desired.

(5) BECAUSE WE ARE NOT SUBJECT TO COMPLIANCE WITH RULES REQUIRING THE ADOPTION OF CERTAIN CORPORATE GOVERNANCE MEASURES, OUR SHAREHOLDERS HAVE LIMITED PROTECTION AGAINST INTERESTED DIRECTOR TRANSACTIONS, CONFLICTS OF INTEREST AND SIMILAR MATTERS.

The Company does not currently have independent audit or compensation committees. As a result, our director(s) have the ability, among other things, to determine their own level of compensation. Until the Company complies with such corporate governance measures, regardless of whether such compliance is required, the absence of such standards of corporate governance may leave the Company’s shareholders without protections against interested director transactions, conflicts of interest, if any, and similar matters, and, as a result, investors may be reluctant to provide the Company with funds necessary to expand its operations.

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The Company intends to comply with all corporate governance measures relating to director independence as and when required. However, the Company may find it very difficult or be unable to attract and retain qualified officers, directors and members of board committees required to provide for effective management as a result of the Sarbanes-Oxley Act of 2002. The enactment of the Sarbanes-Oxley Act of 2002 has resulted in a series of rules and regulations by the SEC that increase responsibilities and liabilities of directors and executive officers. The perceived increased personal risk associated with these recent changes may make it costlier or deter qualified individuals from accepting these roles.

(6) COMPLIANCE WITH CHANGING REGULATION OF CORPORATE GOVERNANCE AND PUBLIC DISCLOSURE PRACTICES, AS WELL AS MANAGEMENT'S RELATIVE INEXPERIENCE WITH SUCH REGULATIONS, WILL RESULT IN ADDITIONAL EXPENSES FOR THE COMPANY AND CREATES A RISK OF NON-COMPLIANCE.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") and related SEC regulations, have created uncertainty for public companies and have significantly increased the costs and risks associated with accessing the public markets and with public reporting. The Company’s management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies in these areas, which will lead to increased general and administrative expenses and a diversion of management time and attention away from revenue generating activities and toward compliance activities. Management's relative inexperience with respect to these regulated areas may cause us to fall out of compliance with applicable regulatory requirements, which in turn could lead to enforcement action against us and have a resulting negative impact on our stock price.

(7) IN THE FUTURE, WE WILL INCUR INCREMENTAL COSTS AS A RESULT OF OPERATING AS A PUBLIC COMPANY, AND OUR MANAGEMENT WILL BE REQUIRED TO DEVOTE SUBSTANTIAL TIME TO COMPLIANCE INITIATIVES.

Because we intend to become a fully reporting company with the SEC, we will incur additional legal, accounting and other expenses. Moreover, the Sarbanes-Oxley Act, as well as new rules subsequently implemented by the SEC, have imposed various new requirements on public companies, including requiring changes in corporate governance practices. Our management will need to devote a substantial amount of time to these new compliance initiatives. Moreover, these rules and regulations will increase our legal and financial compliance costs and will make some activities more time-consuming and costlier.

USE OF PROCEEDS

The maximum proceeds from the Offering is $1,800,000. We intend to apply the proceeds from this Offering to the marketing and advertising of the Zero Vacancy app, and to and general working capital.

The following is a chart of our intended use of proceeds if we raise, 25%, 50%, 75% or 100% of the Offering amount.

	25%	50%	75%	100%
	$450,000	$900,000	$1,350,000	$1,800,000

Marketing/Advertising	$200,000	$300,000	$500,000	$700,000

Working Capital	$250,000	$600,000	$850,000	$1,100,000

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DILUTION

Dilution represents the difference between the per share price paid by investors in this Offering and the pro forma book value per share of Common Stock immediately after completion of this Offering. “Book value” per share represents the total amount of assets excluding intangible assets less total liabilities, divided by the number of shares of Common Stock outstanding. Our book value as of March 31, 2019 was approximately negative $(249,735) or negative $(0.025) per share. After giving effect to the sale of 1,200,000 shares of Common Stock in this Offering, less costs we expect to pay in connection with the Offering, our book value as of March 31, 2019 would have been approximately $1,515,047 or $0.135 per share. This represents an immediate increase in book value of approximately $0.14 per share to existing shareholders and an immediate dilution of approximately $1.36 per share to new investors. If only half of the Offering (600,000 Shares) is sold, less costs we expect to pay in connection with the Offering, our book value as of March 31, 2019 would have been approximately $615,047 or $0.058 per share. This represents an immediate increase in book value of approximately $0.06 per share to existing shareholders and an immediate dilution of approximately $1.44 per share to new investors.

The number of shares of common stock outstanding prior to this Offering was 10,000,000.

Level of proceeds	Number of	Cash raised	Book value	Book value	Increase of book value per	Dilution per share to
raised in the offering	shares	net of fees	pre offering	post offering	share to existing shareholders	new investor
25%	300,000	414,782	(249,735)	165,047	0.02	(1.48)
50%	600,000	864,782	(249,735)	615,047	0.06	(1.44)
75%	900,000	1,314,782	(249,735)	1,065,047	0.10	(1.40)
100%	1,200,000	1,764,782	(249,735)	1,515,047	0.14	(1.36)

PLAN OF DISTRIBUTION

We will be offering a maximum of 1,200,000 shares of our Common Stock for $1.50 per share on a “best efforts” basis. We will be offering these Shares directly; we have not entered into any agreements with any underwriters relating to the distribution of our Shares, and do not intend to do so. The Offering will be conducted by our officers and directors who will receive no commission or other remuneration associated with the sale of the shares. None of the officers or directors are or have been broker-dealers or associated with broker-dealers within the past twelve months.

State Securities ("Blue Sky") and Foreign Securities Laws

We intend to comply with blue sky and foreign securities laws, if applicable. In certain states and foreign countries our Shares may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is satisfied. In certain states and foreign countries, the amount of investment you might make, or whether or not you would be allowed to invest, could depend upon you meeting the "suitability standards" established by the state or country in which you reside. "Suitability standards" are defined as "minimum net worth required, minimum income required and/or maximum investment allowed" of or by a potential purchaser in this offering. Our officers and directors will all be provided information on a current basis as to those states and foreign jurisdictions in which we have qualified or in which we have an opinion of counsel that our shares are exempt from registration, and the suitability standards, if any, required by such states and foreign jurisdictions.

PENNY STOCK RULES

The Securities and Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks" as such term is defined by Rule 15g-9. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The Common Stock offered by this Prospectus constitutes penny stock under the Securities Exchange Act of 1934 (the “Exchange Act”). The Common Stock will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares of Common Stock in our Company will be subject to the penny stock rules.

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The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which: (i) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (ii) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (iii) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and significance of the spread between the bid and ask price; (iv) contains a toll-free telephone number for inquiries on disciplinary actions; (v) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (vi) contains such other information and is in such form as the Commission shall require by rule or regulation. The broker-dealer also must provide to the customer, prior to effecting any transaction in a penny stock: (i) bid and offer quotations for the penny stock; (ii) the compensation of the broker-dealer and its salesperson in the transaction; (iii) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (iv) monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, shareholders may have difficulty selling those securities.

DETERMINATION OF OFFERING PRICE

There is no established public market for the shares of common stock that we are registering. The offering price has been arbitrarily determined and does not bear any relationship to our assets, results of operations, or book value, or to any other generally accepted criteria of valuation. The fixed price of $1.00 at which our Common Stock is being offered pursuant to this prospectus was determined based on, inter alia, the estimates of the business potential and earnings prospects of the Company and the consideration of such potential earnings in relation to market valuations of comparable companies.

DESCRIPTION OF SECURITIES

Our authorized capital stock consists of 50,000,000 shares of Common Stock, $0.0001 par value per share and 10,000,000 shares of Preferred Stock, $.0001 par value per share. As of March 31, 2019, there were 10,000,000 shares of our Common Stock issued and outstanding that were held by five (5) shareholders of record and no shares of Preferred Stock issued.

COMMON STOCK

The holders of our Common Stock have equal ratable rights to dividends from funds legally available if and when declared by our board of directors and are entitled to share ratably in all of our assets available for distribution to holders of Common Stock upon liquidation, dissolution or winding up of our affairs. Our Common Stock does not provide the right to preemptive, subscription or conversion rights, and there are no redemption or sinking fund provisions or rights. Our Common Shareholders are entitled to one non-cumulative vote per share on all matters on which shareholders may vote. Please refer to the Company's Articles of Incorporation, Bylaws and the applicable statutes of the State of New York for a more complete description of the rights of holders of the Company's Common Stock.

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PREFERRED STOCK

Pursuant to Item Four of our Certificate of Incorporation, we have authorized 10,000,000 shares of Preferred Stock. The powers, preferences, rights and the qualifications, limitations of the Preferred Shares shall be determined by our board of directors. While our Certificate of Incorporation and by-laws do not contain any provisions that may delay, defer or prevent a change in control, the issuance of Preferred Stock may have the effect of delaying or preventing a change in control or make removal of our management more difficult.

DIVIDEND POLICY

We have not paid any cash dividends to shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, general economic conditions and other pertinent factors. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Rule 144 Shares

As of the date of this prospectus, we have issued 10,000,000 shares of our common stock. These shares are currently restricted from resale under Rule 144. They will only be available for resale, within the limitations of Rule 144, to the public if; (i) We are no longer a shell company as defined under section 12b-2 of the Exchange Act. A “shell company” is defined as a company with no or nominal operations, and with no or nominal assets or assets consisting solely of cash and cash equivalents; (ii) We have filed all Exchange Act reports required for at least 12 consecutive months; and (iii) If applicable, at least one year has elapsed from the time that we file current Form 10-type of information on Form 8-K or other report changing our status from a shell company to an entity that is not a shell company. At present, we are considered to be a shell company under the regulations.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part thereof or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of our Common Stock was employed on a contingency basis or had or is to receive, in connection with the Offering, a substantial interest, directly or indirectly, in our Company. Additionally, no such expert or counsel was connected with us as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

EXPERTS

Our financial statements for the period from our inception on August 10, 2018 included in this Prospectus have been audited by Zwick & Banyai PLLC, an independent registered public accounting firm located at 20750 Civic Center Drive, Suite 418, Southfield, Michigan 48076, and have been included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing.

LEGAL MATTERS

The law office of Schonfeld & Weinstein, L.L.P., 520 White Plains Road, Tarrytown, New York 10591, has passed upon the validity of the Common Stock offered under this Prospectus.

SHARES ELIGIBLE FOR FUTURE SALE

Future sales of a substantial number of shares of our Common Stock in the public market could adversely affect market prices prevailing from time to time. The shares of our Common Stock offered may be resold without restriction or further registration under the Securities Act, except that any shares purchased by our "affiliates," as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Rule 144

All of the presently outstanding shares of our Common Stock are "restricted securities" as defined under Rule 144 promulgated under the Securities Act and may only be sold pursuant to an effective registration statement or an exemption from registration, if available. The SEC has adopted final rules amending Rule 144 which became effective on February 15, 2008. Pursuant to Rule 144, one year must elapse from the time a “shell company”, as defined in Rule 405 of the Securities Act and Rule 12b-2 of the Exchange Act, ceases to be a “shell company” and files Form 10 information with the SEC, during which time the issuer must remain current in its filing obligations, before a restricted shareholder can resell their holdings in reliance on Rule 144. Form 10 information is equivalent to information that a company would be required to file if it were registering a class of securities on Form 10 under the Exchange Act.

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DESCRIPTION OF BUSINESS

Business

Overview

Oxford Northeast Ltd. (“ONL” or the "Company") is a New York corporation, incorporated on August 10, 2018. As of the date hereof, we have not yet begun operations. On August 20, 2018, we entered into an agreement with Devoe Creative Corp. to develop an “app” to help landlords rent vacant apartments at a discounted rate. We completed the purchase in March 2019, and Devoe Creative is testing the app. We expect this app to be completed by July 2019. The President of Devoe Creative Corp. is Zev Eisenberg, the son of Samuel Eisenberg, our Chief Executive Officer and Chief Financial Officer.

Plan of Operation

Our goal is to use proceeds from this Offering to begin marketing and advertising the Zero Vacancy app. This app is being designed to help landlords rent vacant apartments, offices and retail spaces at discounted rates. We intend to enter into agreements with landlords who have vacancies and who agree to accept lower rent payments for imperfect apartments. These imperfections may range from stained carpets to a chipped countertop to a poorly painted wall. While the landlords will have to make representations about the conditions of their apartments, we will not be independently verifying those representations. Potential tenants will be viewing the apartments, and we intend to ask them for feedback as to the condition of the apartments. In the event we are alerted to apartments listed on our app which violate any local or state codes or ordinances, or are in any way be uninhabitable or unsafe, we will delete such listings immediately. We intend to feature apartments with cosmetic imperfections only.

Prospective tenants will have to agree to accept such apartments, office or retail space in “as is” condition in exchange for a lower rent. We expect that savings can be anywhere from 5-25% depending on location, the current state of the rental market, and the unit’s imperfection. According to our business, plan we will charge the landlord a fee to advertise on our site, and a success fee upon a signed lease.

We believe that our app will benefit both landlords and tenants in that it will allow landlords to rent space they might not have otherwise been able to rent and/or rent space without spending money to fix it up, while at the same time giving potential tenants access to certain real estate markets they might have otherwise been priced out of.

We intend to initially focus on areas of the United States with large rental vacancies on the East Coast – from New York to Florida, and to begin with residential properties in these areas. In Phase II of our business plan, we intend to focus on smaller cities in the Mid-West.

The Zero Vacancy app will be free to download. We hope to have it featured on the app store on iPhones, Androids and other devices.

Our goal is to enter into agreements with landlords in fifteen different cities by the end of our fiscal year. We will be seeking out landlords with a minimum of 50-100 apartments being rented. We are dividing this into three separate milestones of landlords in five cities each. We intend to engage in marketing and advertising campaigns in these cities. We expect that most of our marketing and advertising efforts will be online. Once our app is functional and online, we will begin seeking out landlords to partner with. We hope to achieve our first milestone by July, with the second to follow in August, and the final milestone to be concluded by September 30, 2019, the end of our fiscal year. We anticipate that our second and third milestones will be easier to achieve as, at that point, we will have a track record for potential landlord-participants to see. In the event we are not successful in raising funds through this Offering, the Company’s president and CFO have agreed to lend the Company up to an additional $400,000 to enable us to continue marketing and advertising our app and working toward our milestones.

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The Market

The residential rental market in the United States was $485.6 billion in 2017, up from $480.7 billion in 2016 (MarketWatch, “This is the Staggering Amount Americans Paid in Rent in 2017” January 11, 2018). According to the Pew Research Center, as of 2016, approximately 36.6% of Americans rent their homes, with an average monthly rent of $1,419.99, according to Yardimatrix.

According to a release published by the United States Census Bureau for the second quarter of 2018 (dated July 26, 2018), the residential rental vacancy rate in Q2 2018 was 6.8%.

Second quarter 2018 rental vacancy rates were highest outside Metropolitan Statistical Areas (“MSA”): 9.2%. Metropolitan Statistical Areas are defined as geographical regions with relatively high population density at their cores and close economic ties throughout the areas. The rental vacancy rates in principal cities was 6.8% and 6.2% in suburbs. Outside MSAs, the rental vacancy rate was 8.8%. (US Census Bureau Report for Q2 2018).

The rental vacancy rates vary by region. For Q2 2018, the South had a rental vacancy rate of 8.4%, the Northeast had a vacancy rate of 4.9%, the West had a vacancy rate of 5.1%, and the Midwest rate was 7.7%. The figures for Q2 2017 were 9.0% in the South, 5.2% in the Northeast, 6.0% in the West and 8.0% in the Midwest. (US Census Bureau Report for Q2 2018)

Renter occupied housing units made up 31.3% of the total inventory of housing units in the United States in the second quarter of 2018, statically the same as it was in both Q1 2018 and Q2 2017.

Currently sites such as www.apartmentfinders.com and www.forrent.com, as well as www.zillow.com and www.trulia.com dominate the market. We believe that the difference between our proposed business and these existing businesses is our focus on underutilized space.

Intellectual Property Rights

Pursuant to our development with Devoe Creative Corp., Devoe has created and developed the Zero Vacancy App. The contract price is $200,000, all of which has been paid. Devoe Creative Corp. has assigned all intellectual property rights to us. We intend to apply for patent protection shortly. Devoe does not retain any rights in the Zero Vacancy product. We have the exclusive right to the website and app. Devoe may not sell the app or any part thereof to anyone else, and may not develop or sell any software, programs, applications or other products that could, in any way, compete with the Zero Vacancy app.

Employees

We currently have no paid employees.

EMERGING GROWTH COMPANY

The Company is an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”), and may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404(b) of the Sarbanes-Oxley Act, and exemptions from the requirements of Sections 14A(a) and (b) of the Securities Exchange Act of 1934 to hold a nonbinding advisory vote of shareholders on executive compensation and any golden parachute payments not previously approved.

The Company has elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act. This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.

We will remain an “emerging growth company” for up to five years following our initial public offering, although we will lose that status sooner if our revenues exceed $1.07 billion, if we issue more than $1 billion in non-convertible debt in a three-year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

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To the extent that we continue to qualify as a “smaller reporting company”, as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, after we cease to qualify as an emerging growth company, certain of the exemptions available to us as an emerging growth company may continue to be available to us as a smaller reporting company, including: (1) not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes Oxley Act; (2) scaled executive compensation disclosures; and (3) the requirement to provide only two years of audited financial statements, instead of three years.

COMPETITION

We intend to use the proceeds of this offering to market and advertise the Zero Vacancy app. We expect to compete with real estate brokerage firms, as well as companies such as Zillow, Trulia, and Apartment Finders, and platforms such as Craig’s List which allow landlords to rent vacant units on their own.

DESCRIPTION OF PROPERTY

Our corporate headquarters are located at 400 Rella Drive #165, Suffern, New York 10901. We currently lease this space at $149.00 per month. We do not own any real property. Management believes that its current facilities are adequate for its needs through the next twelve months, and that, should it be needed, suitable additional space will be available to accommodate expansion of the Company's operations on commercially reasonable terms, although there can be no assurance in this regard.

LEGAL PROCEEDINGS

We are not aware of any pending or threatened legal proceedings which involve us.

MARKET INFORMATION

Our common stock is not listed on any exchange or the OTC-QB, although we intend to apply for listing upon effectiveness of this registration statement.

TRANSFER AGENT

We have retained VStock Transfer, 77 Spruce Street, Suite 201, Cedarhurst, NY 11516, telephone: 212-828-8436, as our duly authorized transfer agent.

HOLDERS

As of March 31, 2019, we had 10,000,000 shares of our Common Stock issued and outstanding held by 5 holders of record.

DIVIDENDS

We have never paid a dividend on our stock.

SECURITIES AUTHORIZED UNDER EQUITY COMPENSATION PLANS

We have no equity compensation or stock option plans. We may in the future adopt a stock option plan.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 (“Registration Statement”) under the Securities Act with respect to the Common Stock offered herein. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our Common Stock and our Company, please review the Registration Statement, including exhibits, filed as a part thereof. Statements in this Prospectus as to the contents of any document filed as an exhibit to the Registration Statement, set forth the material terms of such document but are not necessarily complete, and in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

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We are subject to the information and periodic reporting requirements of the Exchange Act, and we file periodic reports, proxy statements and other information with the SEC. The Registration Statement, reports and other information, including the exhibits and schedules thereto, may be inspected at the Public Reference Room of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Room of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC's website at http://www.sec.gov.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, as there can be no assurance that these forward-looking statements will prove to be accurate and speak only as of the date hereof. Management undertakes no obligation to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to publicly release any revisions to these forward-looking statements that may reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. These risks and uncertainties are described in greater detail elsewhere herein. The following discussion should also be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this Prospectus. The discussion of results, causes and trends should not be construed to imply any conclusion that these results or trends will necessarily continue into the future.

OVERVIEW

We were incorporated on August 10, 2018 under the laws of the state of New York. As of the date of this prospectus, we have had no operations. We intend to use the proceeds of this Offering to commence operations by purchase the Zero Vacancy app technology, and then to begin using that technology to introduce landlords who are willing to rent imperfect apartments at a discount to potential tenants. We expect to launch operations by July, 2019 and initially focus on the East Coast – from New York to Florida.

EMERGING GROWTH COMPANY

We are an “emerging growth company” under the federal securities laws and will be subject to reduced public company reporting requirements. In addition, Section 107 of the JOBS Act also provides that an “emerging growth company” can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an “emerging growth company” can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

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RESULTS OF OPERATIONS

Results of Operations for the period of August 10, 2018 (inception) through September 30, 2018

Revenues were $0 from our inception through September 30, 2018. We are a new company and we can provide no assurance that we will be successful.

In August 2018, we sold 10,000,000 shares of our common stock to five (5) investors at par value, for a total of $1,000. In addition, two of our officers and directors loaned the Company $25,000 each, for a total of $50,000. The term of each of these loans is twelve months. Interest accrues at a rate of 2% per annum, with the principal and all accrued interest due and payable at the end of their terms.

Since our inception on August 10, 2018 through September 30, 2018., we recognized a net loss of $(7,437). Our operating expenses were $7,171 for this period.  We had $3,961 in accounts payable and accrued expenses. During this period, we incurred $ 266 in interest expense. We anticipate that our operating expenses will increase as we build our operations.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2018, our current assets were $26,688, and our current liabilities were $53,125. As of September 30, 2018, our total assets were $46,688. Total current assets as of September 30, 2018 consisted of $26,688 in cash and cash equivalents and $20,000 in capitalized software costs. As of September 30, 2018, our liabilities consisted of $3,961 in accounts payable and accrued expenses, and $49,164 in notes payable to related parties.

As of September 30, 2018, we had $26,688 cash and cash equivalents.

We expect that we will need approximately $400,000 to remain in business for the next 12 months. Two of our officers, Sam Eisenberg and Abraham Miller, are prepared to lend the Company up to an additional $400,000 over the next 12 months to allow us to conduct our planned operations. We currently have $35,603 in cash available to us. We believe that we can conduct our proposed operations for two months on this amount if no other capital is made available to us.

Results of Operations for the six-month period of October 1, 2018 through March 31, 2019

Revenues were $0 from October 1, 2018 through March 31, 2019. For the six months ended March 31, 2019, we incurred operating expenses of $41,582 and $1,716 in interest expense. From October 1, 2018-March 31, 2019, we experienced a net loss of $(43,298). We anticipate that our operating expenses will increase as we build our operations.

LIQUIDITY AND CAPITAL RESOURCES

As of March 31, 2019, our current assets were $41,303, and our current liabilities were $294,821. As of March 31, 2019, our total assets were $245,085. Total assets as of March 31, 2019, consisted of $35,603 in cash and cash equivalents, $5,700 in prepaid expenses and other current assets, $200,000 in capitalized software costs, and $3,783 in property and equipment, net. As of March 31, 2019, our liabilities consisted of $15,258 in accounts payable and accrued expenses, and $279,563 in notes payable to related parties. In addition, two of our officers and directors loaned the Company $144,900 and $135,000, respectively, for a total of $279,900. The term of each of these loans is twelve months. Interest accrues at a rate of 2% per annum, with the principal and all accrued interest due and payable at the end of their terms.

In August 2018, we sold 10,000,000 to our founders for par value for a total of $1,000.

RELATED PARTY TRANSACTIONS

During the period from August 10, 2018 (inception) to March 31, 2019, the Company received $279,900 in notes payable from their officers to pay for operating expenses. The notes have an interest rate of 2% annually. The principal and accrued interest amounts are due 12 months from the date the notes were issued.

19

On August 20, 2018, we entered into an agreement with Devoe Creative Corp. to develop and sell to us the Zero Vacancy app on which we intend to base our business. The president and principal of Devoe Creative Corp. is Zev Eisenberg, the son of Company’s Chief Executive Officer and Chief Financial Officer, Sam Eisenberg. The purchase price for the Zero Vacancy app is $200,000. The entire purchase price has been funded through money loaned to the Company by Sam Eisenberg and Abraham Miller.

SUBSEQUENT EVENTS

Not applicable

OFF BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Revenue Recognition

We recognize revenues when there is persuasive evidence of an arrangement, services performed and/or products sold, and client acceptance and/or payment has occurred. The sales price for our services and products are establish based on part on an assessment of the costs relating to the rendering of such services or the production and distribution of such products; provided, however, that a substantial component of the pricing for said services and products is arbitrary and varies based on unique marketing programs tailored for the particular client or customer group and based on client/customer comfort levels and needs. We also recognize that our policies in this regard are evolving and may be subject to adjustment going forward, as we are in a new and exciting industry, one which is being defined as we grow.

 DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS, AND CONTROL PERSONS

AND CORPORATE GOVERNANCE

The following table sets forth the names and ages of the current directors and executive officers of the Company, the principal offices and positions with the Company held by each person and the date such person became a director or executive officer of the Company. The executive officers of the Company are elected annually by the Board of Directors. The directors serve one-year terms until their successors are elected. The executive officers serve terms of one year or until their death, resignation or removal by the Board of Directors. There are no family relationships among any of the directors and officers.

Name	Age	Position & Offices Held

Samuel Eisenberg	63	CEO, CFO, Director
Abraham Miller	61	President, Chairman of the Board
Eliezer Raksin	32	Secretary, Director

Biographies of Directors/Officers follow:

Samuel Eisenberg, 63, has served as CEO, CFO and a director of the Company since its inception. A founder of Fidelity Dental plan (now FH Plans Inc.), a dental membership plan, Mr. Eisenberg has served as its president for over 27 years. He founded US Healthcard, a medical discount membership organization for doctors and hospitals, which had over $12 million in annual sales. Since 2000, he has operated a private fund which purchases land in upstate New York. He is a licensed real estate sales person in New York and Pennsylvania. Mr. Eisenberg is the uncle of Eliezer Raksin, a director of the Company.

Abraham Miller, 61, has served as President and Chairman of the Board of Directors of the Company since its inception. Since 1995, Mr. Miller has been Vice President-Property Acquisitions of Empire Network LLC, a real estate development company, where he is responsible for analysis and implementation of management systems and building operations upgrades, as well as supervising capital improvement projects, developing cost-reduction strategies, and overseeing large scale management operations.

20

Eliezer Raksin, 32, has been Secretary and a director of the Company since its inception. Since 2013, Mr. Raksin has owned and operated Whiterock Dist., and RAKK LLC, E-commerce companies specializing in computer accessories and consumer electronics wholesale and retail business. RAKK LLC is a shareholder of the Company. Since 2018, Mr. Raksin has been the owner and operator or New Main Street Realty, a residential real estate brokerage in New City, New York. Mr. Raksin is a nephew of Samuel Eisenberg, our CEO.

Involvement in Certain Legal Proceedings

Our directors, executive officer and control persons have not been involved in any of the following events during the past ten years:

(1)	any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

(2)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

(3)	being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

(4)	being found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

(5)	any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity;

(6)	any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; and

(7)	any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

Board of Directors

Our Board of Directors (the “Board”) consists of three members, listed above.

Term of Office

Our directors were appointed for a one-year term to hold office until the next annual meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by the Board and hold office until the next annual meeting of the Board and until such officer's successor shall have been elected and qualified, subject to earlier resignation or removal by the Board.

Audit Committee

We do not presently have an Audit Committee. Our Board performs the essential functions of an Audit Committee. No qualified financial expert has been hired because the Company is too small and lacks the financial resources to afford such an expense.

21

Committees and Procedures

(1)	The Company has no standing audit, nominating and compensation committees of the Board, or committees performing similar functions. The Board itself acts in lieu of committees due to its small size.

(2)	The view of the Board is that it is appropriate for the Company not to have a nominating committee due to the small size of the Board and the Company. Directors participate in the consideration of director nominees.

(3)	The members of the Board who perform the essential functions of a nominating committee are not independent, pursuant to the definition of independence of a national securities exchange registered pursuant to section 6(a) of the Act (15 U.S.C. 78f(a)).

(4)	The members of the Board who perform the essential functions of a nominating committee have no policy with regard to the consideration of any director candidates recommended by security holders but will consider director candidates recommended by security holders.

(5)	The basis for the view of the Board that it is appropriate for the Company not to have such a policy is that there is no need to adopt a policy due to the small size of the Company.

(6)	The members of the Board who perform the essential functions of a nominating committee will consider candidates recommended by security holders, and by security holders submitting such recommendations.

(7)	There are no specific minimum qualifications that must be met by a nominee recommended by security holders, except that the nominee must be willing to serve and possess a clean background.

(8)	The process for identification and evaluation of nominees for director, including nominees recommended by security holders, is to find qualified persons that are willing to serve who possess clean backgrounds. There is no difference in the manner in which the Board evaluates nominees for director based on whether the nominees are recommended by a security holder or found by the Board.

Code of Ethics

We have not adopted a Code of Ethics for the Board or any salaried employees.

EXECUTIVE COMPENSATION

None of our executive officers receives any compensation.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, any director in such capacity.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents information, to the best of our knowledge, about the ownership of our Common Stock on March 31, 2019 relating to those persons known to beneficially own more than 5% of our capital stock and by our named Executive Officer and Directors.

Beneficial ownership is determined in accordance with the rules of the U.S. Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of Common Stock over which the shareholder has sole or shared voting or investment power. It also includes shares of Common Stock that the shareholder has a right to acquire within 60 days after March 31, 2019 pursuant to options, warrants, conversion privileges or other right. The percentage ownership of the outstanding Common Stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has options, warrants or other securities exercisable for or convertible into shares of its Common Stock

22

Name of Beneficial Owner and Position	Title of Class	Amount and Nature Of Beneficial Ownership	Percent Of Class(1)

Samuel Eisenberg (3) 1 Gigi Court Monsey, New York 10952 CEO/CFO/Director	Common	2,800,000	28.0%

Abraham Miller (2) 24 Jill Lane Monsey, New York 10952 President/Chairman of the Board	Common	2,500,000	25.0%

Eliezer Raksin (3) 43 Tamarack Lane Pomona, NY 10970 Secretary, Director	Common	1,600,000	16.0%

Ruth Miller (2) 24 Jill Lane Monsey, New York 10952,	Common	2,500,000	28.0%

Isser Weisberg 2 Princess Court Lakewood, New Jersey 08701	Common	600,000	6.0%

DIRECTORS AND OFFICERS AS A GROUP (3 persons)	Common	6,900,000	78.0%

(1)	Percent of Class is based on 10,000,000 shares issued and outstanding.

(2)	Abraham Miller and Ruth Miller are husband and wife.

(3)	These shares are held by RAKK LLC, a company owned and controlled by Mr. Raksin. Mr. Raksin is the nephew of Samuel Eisenberg, CEO of the Company.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Ownership

Samuel Eisenberg, Chief Executive Officer, Chief Financial Officer, director and a shareholder of the Company, is the uncle of Eliezer Raksin, Secretary, director and a shareholder of the Company.

Samuel Eisenberg, Chief Executive Officer, Chief Financial Officer and director of the Company is the father of Zev Eisenberg, President of Devoe Creative Corp., developer of the Zero Vacancy app, upon which the Company is depending to effectuate its business plan.

Abraham Miller, our President and Chairman of the Board and a shareholder, and Ruth Miller are husband and wife.

Loans

From August 2018 through March 31 ,2019, Samuel Eisenberg, our CEO and CFO, and Abraham Miller, Chairman of our Board, loaned the Company $144,900 and $135,000, respectively. The loans bear interest at a rate of 2% per annum and is due and payable twelve months for the date of issuance.

INDEMNIFICATION OF SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the New York State laws and our Bylaws. We have agreed to indemnify our directors and officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our director, officer and controlling person pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a Registration Statement on Form S-1 under the Securities Act of 1933, as amended, relating to the shares of Common Stock being offered by this Prospectus, and reference is made to such Registration Statement. This Prospectus constitutes the prospectus of Oxford Northeast Ltd. filed as part of the Registration Statement, and it does not contain all information in the Registration Statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

We are subject to the informational requirements of the Securities Exchange Act of 1934, which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at 100 F Street N.E., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at 100 F Street N.E., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

The public may read and copy any materials with the Commission at the SEC's Public Reference Room at 100 F Street, NE., Washington, DC 20549, on official business days during the hours of 10 a.m. to 3 p.m. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.

We intend to furnish our shareholders with annual reports containing audited financial statements.

Item 15 Recent Sales of Unregistered Securities

Between August 24, 2018 and August 29, 2018, we sold 10,000,000 shares to our five (5) founders at par value per share.

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Item 16 Exhibits and Financial Statement Schedules

(a) Exhibits:

The following exhibits are filed as part of this Registration Statement:

Exhibit	Exhibit Description

3.1	Certificate of Incorporation *

3.2	By-laws as currently in effect*

4.1	Form of Common Stock Certificate *

5.1	Opinion of Schonfeld & Weinstein, LLP

10.1	Promissory Note between Oxford Northeast Ltd. And Abraham Miller August 2018*

10.2	Promissory Note between Oxford Northeast Ltd. And Abraham Miller September 2018*

10.3	Promissory Note between Oxford Northeast Ltd. And Samuel Eisenberg August 2018*

10.4	Promissory Note between Oxford Northeast Ltd. And Abraham Miller March 2019**

10.5	Promissory Note between Oxford and Northeast Ltd. And Samuel Eisenberg March 2019**

10.6	Promissory Notes between Oxford Northeast Ltd. and Samuel Eisenberg September 2018*

10.7	Agreement between Oxford Northeast Ltd. And Devoe Creative Corp.+

23.1	Consent of Schonfeld & Weinstein, LLP (included in Exhibit 5.1)

23.2	Consent of Zwick & Banyai, PLLC+

*	Filed with Registration Statement on Form S-1 on February 15, 2019

**	Filed with Amendment No. 1 to Registration Statement on Form S-1 on May 6, 2019

+	Filed with Amendment No. 2 to Registration Statement on Form S-1 on May 28, 2019.

(b) Financial Statement Schedule:

See our financial statements and the related notes to those statements, which are incorporated by reference herein

Item 17 Undertakings

(A)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(B)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii.	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Suffern, New York on June 17, 2019

OXFORD NORTHEAST LTD.
Registrant
Date: June 17, 2019
	By:	/s/ Samuel Eisenberg
Samuel Eisenberg Chief Executive Officer, Chief Financial Officer, Director

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Samuel Eisenberg	Chief Executive Officer,	June 17, 2019
Samuel Eisenberg	Chief Financial Officer, Principal Accounting Officer, Director

/s/ Abraham Miller	Chairman, President	June 17, 2019
Abraham Miller

/s/ Eliezer Raksin	Secretary, Director	June 17, 2019
Eliezer Raksin

27

OXFORD NORTHEAST LTD.

FINANCIAL STATEMENTS

FOR THE PERIODS ENDED AUGUST 10, 2018 THROUGH SEPTEMBER 30, 2018 AND SIX MONTHS ENDED MARCH 31, 2019

F-1

OXFORD NORTHEAST LTD.

F-2

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholders of Oxford Northeast Ltd.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Oxford Northeast Ltd. (the Company) as of September 30, 2018, and the related statement of operations, shareholders’ equity, and cash flows for the period August 10 through September 30, 2018, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2018, and the results of its operations and its cash flows for the period August 10, 2018 through September 30, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Zwick & Banyai, PLLC

We have served as the Company’s auditor since 2018.

Southfield, MI

January 16, 2019

F-3

OXFORD NORTHEAST LTD.

BALANCE SHEET

	September 30, 2018	March 31, 2019
		(Unaudited)
ASSETS

Current Assets
Cash	$26,688	$35,603
Prepaid expenses and other current assets	-	5,700
Total Current Assets	26,688	41,303

Capitalized software costs	20,000	200,000
Property and equipment, net	-	3,783

Total Assets	$46,688	$245,086

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Accounts payable and accrued expenses	$3,961	$15,258
Notes payable - Related Parties, net	49,164	279,563
Total Current Liabilities	53,125	294,821

Stockholders’ equity

Common stock, $0.0001 par value, 50,000,000 shares authorized, 10,000,000 shares issued and outstanding	1,000	1,000
Preferred Stock, $0.0001 par value, 10,000,000 shares authorized, zero shares issued and outstanding	-	-
Additional paid-in capital	-	-
Accumulated (deficit)	(7,437)	(50,735)
Total Stockholders’ Equity	(6,437)	(49,735)

Total Liabilities and Stockholders’ Equity	$46,688	$245,086

See accompanying notes to these financial statements

F-4

OXFORD NORTHEAST LTD.

STATEMENT OF OPERATIONS

FOR THE PERIODS ENDED AUGUST 10, 2018 THROUGH SEPTEMBER 30, 2018

AND SIX MONTHS ENDED MARCH 31, 2019

	September 30, 2018	March 31, 2019
		(unaudited)
Revenues	$-	$-

Operating expenses	7,171	41,582

Net loss before interest expense and provision for income taxes	(7,171)	(41,582)

Interest expense	(266)	(1,716)
Provision for income taxes	-	-

Net Loss	(7,437)	(43,298)

Basic and diluted loss per share	$(0.00)	$(0.00)

Average number of common shares outstanding - basic and diluted	10,000,000	10,000,000

See accompanying notes to these financial statements

F-5

OXFORD NORTHEAST LTD.

STATEMENT OF CASH FLOWS

FOR THE PERIODS ENDED AUGUST 10, 2018 THROUGH SEPTEMBER 30, 2018

AND SIX MONTHS ENDED MARCH 31, 2019

	September 30, 2018	March 31, 2019
		(unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(7,437)	$(43,298)
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	-	(5,700)
Accounts payable and accrued expenses	3,961	11,297
NET CASH USED IN OPERATING ACTIVITIES	(3,476)	(37,701)

CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalization of software costs	(20,000)	(180,000)
Purchase of equipment	-	(3,783)
NET CASH USED IN INVESTING ACTIVITIES	(20,000)	(183,783)

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of Notes payable - Related party, net	49,164	230,399
Proceeds from issuance of common stock	1,000	-
NET CASH PROVIDED BY FINANCING ACTIVITIES	50,164	230,399

Net increase in cash and cash equivalents	26,688	8,915

Cash and cash equivalents, beginning of period	-	26,688

Cash and cash equivalents, end of period	$26,688	$35,603

SUPPLEMENTAL CASH FLOW INFORMATION:
Cash paid for interest	$-	$-
Cash paid for taxes	$-	$-

See accompanying notes to these financial statements

F-6

OXFORD NORTHEAST LTD.

STATEMENT OF STOCKHOLDER'S EQUITY (DEFICIT)

FOR THE PERIODS ENDED AUGUST 10, 2018 THROUGH SEPTEMBER 30, 2018 AND

SIX MONTHS ENDED MARCH 31, 2019

	Common Stock		Additional	Accumulated
	Shares	Amount	Paid-In Capital	Deficit	Total

Balance, August 10, 2018 (inception)	-	$-	$-	$-	$-

Common stock issued to founders	10,000,000	1,000	-	-	1,000
Net loss	-	-	-	(7,437)	(7,437)

Balance, September 30, 2018	10,000,000	$1,000	$-	$(7,437)	$(6,437)

Common stock issued to founders	-	-	-	-	-
Net loss	-	-	-	(43,298)	(43,298)

Balance, March 31, 2019 (unaudited)	10,000,000	$1,000	$-	$(50,735)	$(49,735)

See accompanying notes to these financial statements

F-7

OXFORD NORTHEAST LTD.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIODS ENDED AUGUST 10, 2018 THROUGH SEPTEMBER 30, 2018

AND SIX MONTHS ENDED MARCH 31, 2019

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization

Oxford Northeast LTD. (the “Company”) was formed August 10, 2018 in the state of New York. The Company was created to assist Tenants and Landlords fill vacant apartments, offices and retail spaces.

The Company has agreements with Landlords who have vacancies to accept lower rent payments by providing imperfect apartments. Prospective Tenants agree to accept apartments in “as is” condition in exchange for a lower rent.

Basis of Presentation

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States, or U.S. GAAP.

Cash and Cash Equivalents

The Company considers all highly liquid temporary cash investments with an original maturity of three months or less to be cash equivalents

Capitalized Software

Costs related to website and internal-use software development are accounted for in accordance with Accounting Standards Codification (“ASC”) Topic 350-50 — Intangibles — Website Development Costs. Such software is primarily related to our website. We begin to capitalize our costs to develop software when preliminary development efforts are successfully completed, management has authorized and committed project funding, it is probable that the project will be completed, and the software will be used as intended. Costs incurred prior to meeting these criteria are expensed as incurred and recorded within General and administrative expenses within the accompanying statements of operations. Costs incurred for enhancements that are expected to result in additional features or functionality are capitalized. Capitalized costs are amortized over the estimated useful life of the enhancements.

Income Taxes

The Company has adopted guidance issued by the FASB that clarifies the accounting for uncertainty in income taxes recognized in an enterprise's financial statements and prescribes a recognition threshold of more likely than not and a measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. In making this assessment, a company must determine whether it is more likely than not that a tax position will be sustained upon examination, based solely on the technical merits of the position and must assume that the tax position will be examined by taxing authorities. The Company’s policy is to include interest and penalties related to unrecognized tax benefits in income tax expense. Interest and penalties totaled $0 for the period from August 10, 2018 (inception) to September 30, 2018. The Company files income tax returns with the Internal Revenue Service (“IRS”) and the state of New York.

Use of Estimates

Generally accepted accounting principles require that the financial statements include estimates by management in the valuation of certain assets and liabilities. Management uses its historical records and knowledge of its business in making these estimates. Management believes that its estimates and assumptions are reasonable, based on information that is available at the time they are made. Accordingly, actual results could differ from those estimates.

F-8

OXFORD NORTHEAST LTD.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIODS ENDED AUGUST 10, 2018 THROUGH SEPTEMBER 30, 2018

AND SIX MONTHS ENDED MARCH 31, 2019

Revenue Recognition

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers,” which creates ASC 606, “Revenue from Contracts with Customers,” and supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) 605, “Revenue Recognition” and most industry-specific guidance throughout the ASC. ASU 2014-09 establishes principles for recognizing revenue upon the transfer of promised goods or services to customers, in an amount that reflects the expected consideration received in exchange for those goods or services. The Company adopted ASC 606 effective January 1, 2018, using modified retrospective basis and the cumulative effect was immaterial to the financial statements.

Revenue from contracts with customers is recognized when, or as, the Company satisfies its performance obligations by transferring the promised goods or services to the customers. A good or service is transferred to a customer when, or as, the customer obtains control of that good or service. A performance obligation may be satisfied over time or at a point in time. Revenue from a performance obligation satisfied over time is recognized by measuring the Company’s progress in satisfying the performance obligation in a manner that depicts the transfer of the goods or services to the customer. Revenue from a performance obligation satisfied at a point in time is recognized at the point in time that the Company determines the customer obtains control over the promised good or service. The amount of revenue recognized reflects the consideration the Company expects to be entitled to in exchange for those promised goods or services (i.e., the “transaction price”). In determining the transaction price, the Company considers multiple factors, including the effects of variable consideration. Variable consideration is included in the transaction price only to the extent it is probable that a significant reversal in the amount of cumulative revenue recognized will not occur when the uncertainties with respect to the amount are resolved. In determining when to include variable consideration in the transaction price, the Company considers the range of possible outcomes, the predictive value of its past experiences, the time period of when uncertainties expect to be resolved and the amount of consideration that is susceptible to factors outside of the Company’s influence, such as the judgment and actions of third parties.

Revenue is generated by advertising sold to property managers and other rental professionals on a cost per lease generated basis. We do not receive payments from the tenants for the services provided. We invoice the landlord for our fees after the qualified lease is completed.

Deferred Financing Costs

Costs incurred with obtaining and executing debt arrangements are capitalized and amortized over the term of the related debt using the effective interest method. The Company recognized amortization expense related to the deferred finance costs totaling $164 and $499 during the period ended September 30, 2018 and six months ended March 31, 2019 (unaudited), respectively. In accordance with Accounting Standards Update (“ASU”) No. 2015-03, deferred finance costs, net of accumulated amortization, in the amount of $836 and $337 have been included as a contra to the corresponding note payable in the accompanying balance sheet as of September 30, 2018 and March 31, 2019 (unaudited), respectively.

Recent Accounting Pronouncements

In January 2016, the FASB issued ASU 2016-01, "Financial Instruments Recognition and Measurement of Financial Assets and Financial Liabilities (Topic 825)". ASU 2016-01 revises the classification and measurement of investments in certain equity investments and the presentation of certain fair value changes for certain financial liabilities measured at fair value. ASU 2016-01 requires the change in fair value of many equity investments to be recognized in net income. ASU 2016-01 is effective for interim and annual periods beginning after December 15, 2017, with early adoption permitted. The adoption of ASU 2016-01 did not have a material impact to the Company’s financial statements.

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OXFORD NORTHEAST LTD.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIODS ENDED AUGUST 10, 2018 THROUGH SEPTEMBER 30, 2018

AND SIX MONTHS ENDED MARCH 31, 2019

In February 2016, the FASB issued ASU No. 2016-02, amended and codified as Topic 842, Leases. The new standard establishes a right-of-use ("ROU") model that requires a lessee to record a ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. Either a prospective approved or a modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The adoption of ASU 2016-02 did not have a material impact to the Company’s financial statements.

On December 22, 2017, the United States enacted significant changes to the U.S. tax law following the passage and signing of H.R.1, "An Act to Provide for Reconciliation Pursuant to Titles II and V of the Concurrent Resolution on the Budget for Fiscal Year 2018" (the "Tax Act") (previously known as "The Tax Cuts and Jobs Act"). The Tax Act significantly revised the U.S. corporate income tax regime by, among other things, lowering the corporate tax rate from 35% to 21%. The Tax Act reduced the U.S. corporate income tax rate reduction to 21% becomes effective January 1, 2018. The Company was formed in 2018 and the effective U.S. corporate income tax for the Company's entire existence to date is 21%.

Net Loss per Share

Basic net loss per share is calculated by dividing the net loss for the period by the weighted-average number of common shares outstanding during the period. Diluted net income per share is calculated by dividing income for the period by the weighted-average number of common shares outstanding during the period, increased by potentially dilutive common shares ("dilutive securities") that were outstanding during the period. Dilutive securities include stock options and warrants granted, convertible debt, and convertible preferred stock. There were no potentially dilutive securities for the period ended March 31, 2019.

2.	CONCENTRATIONS

Cash Concentration

The Company maintains its cash and cash equivalents at a financial institution which may, at times, exceed federally insured limits. At September 30, 2018 and March 31, 2019 (unaudited), the Company had no uninsured balances and has not experienced any losses in such accounts.

3.	CAPITALIZED SOFTWARE

Capitalized software consists of the following as of September 30, 2018 and March 31, 2019:

	September 30, 2018	March 31, 2019
		(unaudited)
Software	$20,000	$200,000
Accumulated amortization	-	-
Total	$20,000	$200,000

The Company is currently not amortizing the software until the software becomes commercially viable.

4.	NOTES PAYABLE – RELATED PARTIES

During the period from August 10, 2018 (inception) to March 31, 2019, the Company received $279,900 in notes payable from their officers to pay for operating expenses. The notes have an interest rate of 2% annually. The principal and accrued interest amounts are due 12 months from the date the notes were issued.

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OXFORD NORTHEAST LTD.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIODS ENDED AUGUST 10, 2018 THROUGH SEPTEMBER 30, 2018

AND SIX MONTHS ENDED MARCH 31, 2019

The total accrued interest at March 31, 2019 (unaudited) and September 30, 2018 was $1,318 and $101, respectively.

The Company recorded a total debt discount of $1,000, related to the note payable in 2018. During the period ended September 30, 2018 and the six month period ended March 31, 2019, the Company recorded amortization expense in the amount of $164 and $499 (unaudited), respectively, related to the amortization of debt discount. The unamortized portion of debt discount related to the note payable as of March 31, 2019 (unaudited) and September 30, 2018, was $337 and $835, respectively.

5.	COMMITMENTS AND CONTINGENCIES

Legal Matters

From time to time the Company may be involved in certain legal actions and claims arising in the ordinary course of business. The Company was not a party to any specific legal actions or claims at September 30, 2018.

Contracts

The Company has entered into an agreement with an App development company to design and develop their App software. The total cost of the App development project will be $200,000. As of March 31, 2019 (unaudited) and September 30, 2018, the total capitalized cost incurred for this project was $200,000 and $20,000, respectively.

6.	STOCKHOLDERS’ EQUITY

Common Stock

At inception, the Company issued 10,000,000 shares of common stock to its founders.

As of March 31, 2019 (unaudited) and September 30, 2018, there were 10,000,000 shares of common stock issued and outstanding.

7.	RELATED PARTY TRANSACTIONS

The Company has entered into an agreement with a related party to design and develop their App software. The total cost of the App development project will be $200,000. As of March 31, 2019 and September 30, 2018, the total capitalized cost incurred for this project was $200,000 (unaudited) and $20,000, respectively.

8.	INCOME TAXES

The Company files corporate income tax returns in the United States (federal) and New York. The Company is subject to federal, state and local income tax examinations by tax authorities through inception.

As of September 30, 2018 and March 31, 2019, the Company had federal and state net operating loss carry forwards of approximately $7,000 and $43,000 (unaudited), respectively, that may be offset against future taxable income at up to 80% of the taxable income each year. The net operating loss carryforwards do not expire.

There was no provision for, or benefit from, income tax during the year ended September 30, 2018 and six months ended March 31, 2019 (unaudited). The tax effects of temporary differences which give rise to deferred tax assets (liabilities) are summarized as follows:

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OXFORD NORTHEAST LTD.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIODS ENDED AUGUST 10, 2018 THROUGH SEPTEMBER 30, 2018

AND SIX MONTHS ENDED MARCH 31, 2019

	For the Year Ended September 30,	For the Period Ended March 31,
	2018	2019
		(unaudited)
Net operating loss carry forwards	$1,980	$11,520
Valuation allowance	(1,980)	(11,520)
Net Deferred Tax Asset	$-	$-

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Deferred tax assets consist primarily of the tax effect of NOL carry-forwards. The Company has provided a full valuation allowance on the deferred tax assets because of the uncertainty regarding its realizability.

All tax years remain open to examination for federal income tax purposes and by other major taxing jurisdictions to which the Company is subject.

Reconciliation of the statutory federal income tax to the Company's effective tax:

	For the year ended	For the period ended
	September 30,	March 31,
	2018	2019
	%	%
Statutory federal tax rate	21.00%	21.00%
State taxes, net of federal benefit	5.61%	5.61%
Valuation allowance	-26.61%	-26.61%

Provision for income taxes	0.00%	0.00%

9.	SUBSEQUENT EVENTS

The Company has evaluated events occurring after the date of the accompanying balance sheet through May 2, 2019, the date the financial statements are available to be issued. The Company has not identified any material subsequent events.

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